Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

November 22, 2022

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

America First Multifamily Investors, L.P. Announces Approval to List on the

New York Stock Exchange

Omaha, Nebraska – On November 22, 2022, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership”) announced the approval of its application to list its beneficial unit certificates representing assigned limited partnership interests (“BUCs”) on the New York Stock Exchange (“NYSE”). As a result, the Partnership intends to voluntarily transfer the listing of the BUCs from the Nasdaq Global Select Market (“Nasdaq”) to the NYSE, and the Partnership has provided written notice to the Nasdaq to that effect. The Partnership previously announced its plans to change the Partnership’s legal name to Greystone Housing Impact Investors LP. The Partnership expects to commence trading on the NYSE as Greystone Housing Impact Investors LP upon market open on December 5, 2022, and will trade under the symbol “GHI”. The BUCs will continue to be traded on the Nasdaq Global Select Market under the symbol “ATAX” until the close of trading on December 2, 2022.

“We are excited to begin this new chapter for the Partnership with listing our BUCs on the NYSE,” said Kenneth C. Rogozinski, Chief Executive of Officer of the Partnership. “Our inclusion on the NYSE under the well-respected Greystone brand is expected to provide long-term benefits for our unitholders.”

The Partnership previously released and posted on its website Frequently Asked Questions (“FAQs”) in connection with the name change and the listing of the BUCs on the NYSE to provide additional information for the Partnership’s BUC holders. The FAQs can be found at www.ataxfund.com under the “Investor Information - Events & Presentations” section.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. ATAX is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. ATAX expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. ATAX seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by ATAX with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. ATAX disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.